Exhibit 31.3

OFFICER’S CERTIFICATION PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Walter V. Klemp, certify that:

(1)	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Moleculin Biotech, Inc.;

(2)

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 14, 2026

By: /s/ Walter V. Klemp

Walter V. Klemp

Chief Executive Officer

(Principal Executive Officer)